UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 26, 2007, the Board of Directors approved an amendment and restatement of the Bylaws (the “Bylaws”) of Cerus Corporation (the “Company”). Article VII, Sections 34 and 36 of the Bylaws have been amended to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System (“DRS”), which is currently administered by The Depository Trust Company. The DRS allows investors to have securities registered in their name without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The foregoing summary of the changes is qualified in its entirety by the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 8.01. Other Events.

On April 26, 2007, the Company announced that it will explore strategic alternatives for the immunotherapy segment of its business. The Company will consider several possible business structures, including partnering some or all of its immunotherapy program with companies that have established programs in immunology or in cancer and infectious disease indications, combining its immunotherapy program with another public or private company, or spinning out the business for an equity interest in a newly-formed immunotherapy company.

A copy of the Company’s press release, entitled “Cerus to Explore Strategic Alternatives for Its Immunotherapy Programs,” is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws
99.1	Press Release, dated April 26, 2007, entitled “Cerus to Explore Strategic Alternatives for Its Immunotherapy Programs.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: April 27, 2007	By:	/s/ William J. Dawson
William J. Dawson
Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws
99.1	Press Release, dated April 26, 2007, entitled “Cerus to Explore Strategic Alternatives for Its Immunotherapy Programs."

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